Exhibit 10.38

EP Energy Corporation

2013 Omnibus Incentive Plan

Table of Contents

SECTION 1 ESTABLISHMENT AND OBJECTIVES		1

SECTION 2 DEFINITIONS		1
2.1	Award	1
2.2	Award Agreement	1
2.3	Beneficiary	1
2.4	Board of Directors	2
2.5	Cash Awards	2
2.6	Cause	2
2.7	Change in Capitalization	2
2.8	Change in Control	2
2.9	Code	4
2.10	Common Stock	4
2.11	Consultant	4
2.12	Covered Employee	4
2.13	Director	4
2.14	Effective Date	4
2.15	Employee	4
2.16	Employer	4
2.17	Exchange Act	5
2.18	Fair Market Value	5
2.19	Good Reason	5
2.20	Incentive Award	6
2.21	Incentive Stock Option	6
2.23	Maximum Annual Employee Grant	6
2.24	Nonqualified Option	6
2.25	Option	6
2.26	Option Price	6
2.27	Other Stock-Based Award	6
2.28	Participant	6
2.29	Performance Goals	7
2.30	Performance Period	9
2.31	Performance Shares	9
2.32	Performance Units	9
2.33	Plan Administrator	9
2.34	Restricted Stock	10
2.35	Restricted Stock Units	10
2.36	Restriction Period	10
2.37	Rule 16b-3	10
2.38	Section 16 Insider	10

EP Energy Corporation

2013 Omnibus Incentive Plan

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2.39	Section 162(m)	10
2.40	Stock Appreciation Right	10
2.41	Subsidiary	10

SECTION 3 ADMINISTRATION		11
3.1	Plan Administrator	11
3.2	Authority of Plan Administrator	11
3.3	Indemnification of Plan Administrator	12

SECTION 4 ELIGIBILITY		12
4.1	Eligibility	12
4.2	Actual Participation	12

SECTION 5 SHARES AVAILABLE FOR THE PLAN		13
5.1	Aggregate Shares	13
5.2	Limitations	13
5.3	Adjustments in Authorized Shares	14
5.4	Effect of Certain Transactions	14

SECTION 6 STOCK OPTIONS		15
6.1	Grant of Options	15
6.2	Special Provisions Applicable to Incentive Stock Options	15
6.3	Terms of Options	16

SECTION 7 STOCK APPRECIATION RIGHTS		19
7.1	Grant of Stock Appreciation Rights	19
7.2	Exercise of Stock Appreciation Rights	19
7.3	Special Provisions Applicable to Stock Appreciation Rights	20

SECTION 8 PERFORMANCE SHARES AND PERFORMANCE UNITS		21
8.1	Grant of Performance Shares and Performance Units	21
8.2	Value of Performance Shares and Performance Units	21
8.3	Payment of Performance Shares and Performance Units	21
8.4	Form and Timing of Payment	22
8.5	Nontransferability of Performance Shares and Performance Units	22

SECTION 9 RESTRICTED STOCK		22
9.1	Grant of Restricted Stock	22
9.2	Restriction Period	22
9.3	Other Restrictions	23
9.4	Voting Rights; Dividends and Other Distributions	23
9.5	Removal of Restrictions	23

SECTION 10 RESTRICTED STOCK UNITS		23
10.1	Grant of Restricted Stock Units	23

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10.2	Restriction Period	23
10.3	Other Restrictions	24
10.4	Dividend Equivalents	24
10.5	Issuance of Shares; Settlement of Awards	24

SECTION 11 INCENTIVE AWARDS		24
11.1	Incentive Awards	24
11.2	Performance Goal Certification	25
11.3	Discretion to Reduce Awards; Participant’s Performance	25
11.4	Required Payment of Incentive Awards	25
11.5	Nontransferability of Incentive Awards	25

SECTION 12 CASH AWARDS AND OTHER STOCK-BASED AWARDS		26
12.1	Grant of Cash Awards	26
12.2	Other Stock-Based Awards	26
12.3	Value of Cash Awards and Other Stock-Based Awards	26
12.4	Payment of Cash Awards and Other Stock-Based Awards	26
12.5	Transferability of Cash Awards and Other Stock-Based Awards	26

SECTION 13 TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP		27

SECTION 14 EFFECT OF A CHANGE IN CONTROL		27

SECTION 15 REGULATORY APPROVALS AND LISTING		28

SECTION 16 TERM OF PLAN		29

SECTION 17 GENERAL PROVISIONS		29
17.1	Forfeiture Events	29
17.2	Continued Service	29
17.3	Other Compensation	29
17.4	Nontransferability	30
17.5	Unfunded Obligations	30
17.6	Beneficiaries	30
17.7	Governing Law	30
17.8	Satisfaction of Tax Obligations	30
17.9	Participants in Foreign Jurisdictions	31
17.10	Company Policies	31

SECTION 18 COMPLIANCE WITH RULE 16b-3, SECTION 162(m)		32
18.1	Rule 16b-3 of the Exchange Act and Section 162(m) of the Code	32
18.2	Section 409A of the Code	32

SECTION 19 AMENDMENT, TERMINATION OR DISCONTINUANCE		33
19.1	Amendment of Plan	33
19.2	Termination or Suspension of Plan	33

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EP Energy Corporation

2013 Omnibus Incentive Plan

SECTION 1  ESTABLISHMENT AND OBJECTIVES

EP Energy Corporation (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as the “EP Energy Corporation 2013 Omnibus Incentive Plan” (hereinafter referred to as the “Plan”).  The Plan shall become effective on [                    ] (the “Effective Date”) and shall remain in effect as provided in Section 16 hereof.

The objectives of the Plan are to promote the interests of the Company and its stockholders by strengthening its ability to attract and retain the employment and or services of Participants (as hereinafter defined) by furnishing suitable recognition of their ability and experience, to align their interests and efforts to the long-term interests of the Company’s stockholders, and to provide them with a direct incentive to achieve the Company’s strategic and financial goals.

SECTION 2  DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1                               Award

An “Award” granted under the Plan means any Incentive Stock Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Award, Cash Award or Other Stock-Based Award, in each case payable in cash or in shares of Common Stock as may be designated by the Plan Administrator.

2.2                               Award Agreement

The “Award Agreement” is the written agreement setting forth the terms and conditions applicable to an Award granted under the Plan (which, in the discretion of the Plan Administrator, need not be countersigned by a Participant).  The Plan Administrator may, in its discretion, provide for the use of electronic, internet or other non-paper Award Agreements.

2.3                               Beneficiary

The person or persons designated by the Participant pursuant to Section 6.3(f) or Section 17.6 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death.

2.4                               Board of Directors

The Board of Directors of the Company.

2.5                               Cash Awards

As defined in Section 12.1.

2.6                               Cause

“Cause” shall mean (i) the Participant’s failure to substantially perform his or her duties to the Company’s satisfaction (other than a failure resulting from the Participant’s incapacity due to physical or mental illness) which has not been cured to the Company’s satisfaction; (ii) the willful engaging by the Participant in conduct which is injurious to the Company or any of its affiliates, monetarily or otherwise; (iii) the Participant’s conviction of, or pleading guilty or nolo contendere to, any felony, or a misdemeanor involving moral turpitude; or (iv) the willful engaging by the Participant in conduct in violation of the Company’s policies or Code of Conduct.

2.7                               Change in Capitalization

A “Change in Capitalization” means any increase or reduction in the number of shares of Common Stock, any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of shares, a change in value) in the shares of Common Stock or any exchange of shares of Common Stock for a different number or kind of shares of Common Stock or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8                               Change in Control

A “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(a)                                 an acquisition immediately after which any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the “Apollo Stockholder” (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), possesses direct or indirect “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Subsidiaries, by any employee benefit plan sponsored or maintained by the Company or any of its Subsidiaries, or any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (d) of this Section 2.8;

(b)                                 a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board of Directors.  Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(c)                                  the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(d)                                 consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:

(i)                               all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)                            no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 50% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

(iii)                         individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation.

2.9                               Code

The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.10                        Common Stock

Class A common stock of the Company, $0.01 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.11                        Consultant

“Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12                        Covered Employee

A “Covered Employee” means, with respect to any grant of an Award, a Participant who the Plan Administrator deems is or may be or become a “covered employee” as defined in Section 162(m)(3) of the Code for any year and who may receive remuneration over $1 million in such year which would not be deductible under Section 162(m).

2.13                        Director

“Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company shall be considered an Employee for purposes of this Plan.

2.14                        Effective Date

“Effective Date” shall have the meaning ascribed to such term in Section 1 hereof.

2.15                        Employee

“Employee” means any employee of the Company or a Subsidiary.

2.16                        Employer

“Employer” shall mean, as to any Participant who is an Employee, the Company or Subsidiary that employs the Participant on such date.

2.17                        Exchange Act

The Securities Exchange Act of 1934, as amended.

2.18                        Fair Market Value

The “Fair Market Value” of the Common Stock on any date shall be deemed to be the closing sales price for a share of Common Stock as reported on the consolidated transaction reporting system for the national securities exchange on which the Common Stock is listed on that date (or if no Common Stock was traded on such date, on the last previous day on which Common Stock was so traded); provided that with respect to an Award made at the time of an initial public offering, Fair Market Value means the price per share of Common Stock paid by the public as shown on the final prospectus filed with the Securities and Exchange Commission.  If the Fair Market Value of the Common Stock cannot be determined pursuant to the preceding provisions, the “Fair Market Value” of the Common Stock shall be determined by the Plan Administrator in good faith.

2.19                        Good Reason

“Good Reason” shall, as to any Participant who is an officer of the Company, have the meaning set forth in the Participant’s employment agreement with the Company, if any, or in the absence of an employment agreement definition, shall mean the occurrence of any of the following events or conditions following a Change in Control:

(a)                                 a change in the Participant’s position or responsibilities (including reporting responsibilities) which represents a substantial reduction of his or her position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which are inconsistent with such position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him or her to any of such positions, except in connection with the termination of his or her employment for Cause, Permanent Disability, as a result of his or her death, or by the Participant other than for Good Reason;

(b)                                 a reduction in the Participant’s annual base salary;

(c)                                  the requirement by the Participant’s Employer (without the consent of the Participant) that he or she have a principal place of employment which is outside a fifty (50) mile radius of his or her principal place of employment immediately prior to a Change in Control;

(d)                                 the failure by the Company or any of its affiliates to provide the Participant with compensation and benefits substantially comparable in the aggregate to those provided for under the compensation and employee benefit plans of the Company and its affiliates as in effect immediately prior to the Change in Control; or

(e)                                  any material breach by the Company of any provision of this Plan.

Notwithstanding the above and for purposes of clarity, the term “Good Reason” as used in this Plan shall not apply to a Participant who is not an officer of the Company as of immediately prior to the Change in Control.

2.20                        Incentive Award

A percentage of base salary, fixed dollar amount or other measure of compensation which Participants are eligible to receive, in cash and/or other Awards under the Plan, at the end of a Performance Period if certain performance measures are achieved.

2.21                        Incentive Stock Option

An Option intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code, as in effect at the time of grant of such option, or any statutory provision that may hereafter replace such Section.

2.23                        Maximum Annual Employee Grant

The Maximum Annual Employee Grant set forth in Section 5.2.

2.24                        Nonqualified Option

An Option which is not intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code.

2.25                        Option

Option means an Incentive Stock Option or a Nonqualified Option granted under the Plan, as described in Section 6 herein.

2.26                        Option Price

The price per share of Common Stock at which an Option is exercisable.

2.27                        Other Stock-Based Award

As defined in Section 12.2.

2.28                        Participant

An eligible Employee, Director or Consultant to whom Awards are granted under the Plan, to the extent such an individual is designated as a Participant as set forth in Section 4.

2.29                        Performance Goals

The Plan Administrator may grant Awards subject to Performance Goals to any Participant, including, without limitation, to any Covered Employee.  As to any such Awards, the Plan Administrator shall establish one or more of the following Performance Goals for each Performance Period in writing.  Each Performance Goal selected for a particular Performance Period shall include any one or more of the following, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary or business unit, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to the pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Administrator:

•                                          earnings;

earnings before interest and taxes;

•                                          earnings before interest, taxes, depreciation and amortization;

•                                          earnings before interest, taxes, depreciation, amortization and exploration expense;

•                                          earnings per share;

•                                          net income;

•                                          operating income;

•                                          revenues;

•                                          operating cash flow;

•                                          free cash flow (defined as operating cash flow less capital expenditures less dividends);

•                                          debt level;

•                                          debt ratios or other measures of credit quality or liquidity;

•                                          equity ratios;

•                                          expenses;

•                                          cost reduction targets;

•                                          capital expended;

•                                          working capital;

•                                          weighted average cost of capital;

•                                          operating or profit margins;

•                                          interest-sensitivity gap levels;

•                                          return on assets;

return on net assets;

•                                          return on equity or capital employed;

•                                          return on total capital;

•                                          amount of the oil and gas reserves;

•                                          oil and gas reserve additions;

•                                          oil and gas reserve replacement ratios;

•                                          costs of finding oil and gas reserves;

•                                          oil and gas reserve replacement costs;

•                                          daily natural gas and/or oil production;

•                                          production and production growth;

•                                          absolute or per unit operating and maintenance costs;

•                                          absolute or per unit general and administrative costs;

•                                          absolute or per unit lease operating expenses;

•                                          operating and maintenance cost management;

•                                          performance of investment in oil and/or gas properties;

•                                          capital efficiency targets (capital/new volumes);

•                                          redeployable capital savings targets;

•                                          absolute or per unit cash costs;

•                                          present value ratio;

•                                          drilling inventory growth (% or absolute);

•                                          production or reserves per debt adjusted shares;

•                                          total shareholder return;

•                                          charge-offs;

•                                          asset sale targets;

•                                          asset quality levels;

•                                          value of assets;

•                                          Fair Market Value of the Common Stock;

•                                          employee retention/attrition rates;

•                                          investments;

•                                          regulatory compliance;

•                                          satisfactory internal or external audits;

•                                          improvement of financial ratings;

•                                          safety targets;

•                                          environmental targets;

•                                          ethics and internal controls;

•                                          economic value added;

•                                          achievement of balance sheet or income statement objectives;

•                                          project completion measures; and/or

•                                          other measures such as those relating to acquisitions, dispositions, or customer satisfaction.

The Plan Administrator shall adjust the Performance Goals to include or exclude extraordinary charges, gain or loss on the disposition of business units, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.  The Plan Administrator may also provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specified corporate transactions (such as a stock split, stock dividend or other Change in Capitalization), special charges, and tax law changes.  In addition, the Plan Administrator may make such adjustments to the Performance Goals applicable to Participants who are not Covered Employees as it determines are appropriate.  Such adjustments may occur at the time of the granting of an Award, or at any time thereafter, but, in the case of Covered Employees, only to the extent permitted by Section 162(m).  Performance Goals may include a threshold level of performance below which no Award shall be earned, target levels of performance at which specific Awards will be earned, and a maximum level of performance at which the maximum level of Awards will be earned.

In establishing Performance Goals with respect to Covered Employees, the Plan Administrator shall ensure such Performance Goals (i) are established no later than the end of the first 90 days of the Performance Period (or such other time permitted by the Internal Revenue Service), and (ii) satisfy all other applicable requirements imposed by Section 162(m), including the requirement that such Performance Goals be stated in terms of an objective formula or standard, and the Plan Administrator may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Goal.  Prior to the payment of any “performance-based compensation” within the meaning of Section 162(m), the Plan Administrator shall certify in writing the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof; provided, that the Plan Administrator may reduce, but not increase, such amount.

2.30                        Performance Period

That period of time during which Performance Goals are evaluated to determine the vesting or granting of Awards under the Plan, as the Plan Administrator may determine.

2.31                        Performance Shares

An award granted under the Plan representing the right to receive a number of shares of Common Stock for each performance share granted, as the Plan Administrator may determine.

2.32                        Performance Units

An award granted under the Plan representing the right to receive a payment equal to the value of a performance unit, as the Plan Administrator may determine.

2.33                        Plan Administrator

The entity, as specified in Section 3, authorized to administer the Plan.  With reference to the duties of the Plan Administrator under the Plan which have been delegated to one or more persons pursuant to Section 3.1(b), or as to which the Board of Directors has assumed, the term “Plan Administrator” shall refer to such person(s) unless the Compensation Committee of the Board of Directors or the Board of Directors has revoked such delegation.

2.34                        Restricted Stock

Common Stock granted under the Plan that is subject to the requirements of Section 9 and such other restrictions as the Plan Administrator deems appropriate.

2.35                        Restricted Stock Units

An award granted under the Plan representing a right to receive a payment equal to the value of a share of Common Stock.

2.36                        Restriction Period

The period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as determined by the Plan Administrator pursuant to Section 3.2(b) and as provided in Section 9 and 10 herein.

2.37                        Rule 16b-3

Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.38                        Section 16 Insider

Any person who is selected by the Plan Administrator to receive an Award pursuant to the Plan and who is or may be or become subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.39                        Section 162(m)

Section 162(m) of the Code, and regulations promulgated thereunder.

2.40                        Stock Appreciation Right

Stock Appreciation Right means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7 herein.

2.41                        Subsidiary

Subsidiary means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Section 424(f) of the Code.

SECTION 3  ADMINISTRATION

3.1                               Plan Administrator

(a)                                 The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee or subcommittee of the Board of Directors assuming the functions of the committee under the Plan (such committee, the “Plan Administrator”); provided, however, that the Board of Directors shall serve as the Plan Administrator in respect to any Awards made to any Directors.

(b)                                 Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Plan Administrator may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company or any committee comprised thereof (i) the authority to make grants of Awards to officers (other than officers who are designated as Section 16 Insiders or officers to whom authority to grant or amend Awards has been delegated hereunder) and employees of the Company and any Subsidiary or other individuals who provide services to the Company or any Subsidiary (other than Directors) and (ii) other administrative responsibilities.  Any such allocation or delegation may be revoked by the Plan Administrator at any time.

(c)                                  Notwithstanding Sections 3.1(a) and 3.1(b), the Board of Directors may designate itself as the Plan Administrator as to any Participant or groups of Participants.

3.2                               Authority of Plan Administrator

Subject to the express terms and conditions set forth herein, the Plan Administrator shall have full power and discretion to:

(a)                                 determine those individuals to whom Awards shall be granted under the Plan and the number of shares or amount of cash subject to such Awards and prescribe the terms and conditions (which need not be identical) of each such Awards, including, in the case of Options and Stock Appreciation Rights, the Option Price, vesting schedule and duration;

(b)                                 set the terms and conditions of any Award consistent with the terms of the Plan, including the designation of any applicable Restriction Period;

(c)                                  establish Performance Goals for any Performance Period and determine whether such goals were satisfied;

(d)                                 approve forms of Award Agreement for use under the Plan;

(e)                                  make any amendments, modifications or adjustments to the terms of any outstanding Awards, as permitted by the Plan;

(f)                                   construe and interpret the Plan and the Awards granted hereunder and decide all questions of fact arising in its application;

(g)                                  establish, amend and revoke rules and regulations for the administration of the Plan;

(h)                                 exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(i)                                     generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Plan Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having or claiming any interest therein.

3.3                               Indemnification of Plan Administrator

Each member of any committee acting as Plan Administrator, while serving as such, shall be entitled, in good faith, to rely or act upon any advice of the Company’s independent auditors, counsel or consultants hired by the committee, or other agents assisting in the administration of the Plan.  The Plan Administrator and any officers or employees of the Company acting at the direction or on behalf of the Company shall not be personally liable for any action, determination, or interpretation taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

SECTION 4  ELIGIBILITY

4.1                               Eligibility

Persons eligible to participate in the Plan include all Employees, Directors and Consultants, as determined by the Plan Administrator in its sole discretion.

4.2                               Actual Participation

Subject to the provisions of the Plan, the Plan Administrator may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Plan Administrator may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

SECTION 5  SHARES AVAILABLE FOR THE PLAN

5.1                               Aggregate Shares

Subject to adjustment as provided in Section 5.3, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is [                    ].

Any shares of Common Stock that are potentially deliverable under an Award granted under this Plan that is cancelled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such shares shall not be counted as having been delivered under the Plan.  Likewise, shares of Common Stock that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to the Company, shall not be counted as having been delivered under the Plan.  In addition, shares of Common Stock that are held back or tendered (either actually or constructively by attestation) to cover the exercise price or tax withholding obligations with respect to an Award shall not be counted as having been delivered under the Plan.

Notwithstanding any other provision in this Section 5.1, the grant of any Award that cannot by its terms be settled in shares of Common Stock shall not result in the reduction of the number of shares of Common Stock available for Awards under the Plan.

Shares of Common Stock delivered pursuant to the Plan may be authorized but unissued shares of the Company, treasury shares, or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, as determined by the Plan Administrator.

5.2                               Limitations

Subject to adjustment as provided in Section 5.3, the following limitations shall apply:

The maximum number of shares and maximum amount with respect to which Awards under this Plan may be granted to any Participant in any one calendar year shall not exceed: (i) 2,000,000 shares, in the case of Incentive Stock Options, Nonqualified Options or Stock Appreciation Rights; (ii) 1,000,000 shares in the case of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards; and (iii) $10,000,000 worth of other Awards under the Plan, including Incentive Awards.  Collectively, the foregoing maximums referred to in this Section 5.2 shall be referred to as the “Maximum Annual Employee Grants.” Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $600,000.

5.3                               Adjustments in Authorized Shares

(a)                                 In the event of a Change in Capitalization, such adjustment shall be made to (i) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Nonqualified Options and Incentive Stock Options, (iii) the Maximum Annual Employee Grants, (iv) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Awards granted under the Plan and the Option Price or grant price therefor, if applicable, (v) the Performance Goals (vi) and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Plan Administrator, in its sole discretion, to prevent dilution or enlargement of rights. Any such adjustment shall be final, binding and conclusive on all persons claiming any right or interest under the Plan.

(b)                                 Any such adjustment in the shares of Common Stock or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Awards that are intended to qualify as performance-based compensation under Section 162(m) shall be made in such a manner as not to adversely affect the treatment of the Awards as performance-based compensation.

(c)                                  If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option or Stock Appreciation Right with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Common Stock subject to the Option or Stock Appreciation Right, as the case may be, prior to such Change in Capitalization.

5.4                               Effect of Certain Transactions

Following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction (which treatment may be different as among different types of Awards and different holders thereof) or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise of any Option or Stock Appreciation Right or payment or transfer in respect of any other Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to Awards prior to such Transaction, but giving effect to any applicable provision of this Plan or any Award Agreement if the Transaction is a Change in Control.  Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 5.4 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options and Stock Appreciation Rights or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each share of Common Stock covered by the Options or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Plan Administrator in its sole discretion) over the exercise price thereof.  For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Options and Stock Appreciation Rights may be cancelled without any payment therefor.  The treatment of any Award as provided in this Section 5.4 shall be conclusively presumed to be appropriate for purposes of Section 5.3.

SECTION 6  STOCK OPTIONS

6.1                               Grant of Options

(a)                                 Options may be granted to Participants in such number, upon such terms, and at such times during the term of the Plan as the Plan Administrator shall determine.

(b)                                 An Option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option; provided, however, that Incentive Stock Options may be awarded only to Employees.

6.2                               Special Provisions Applicable to Incentive Stock Options

Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Participant agrees otherwise.  The total number of shares which may be purchased upon the exercise of Incentive Stock Options granted under the Plan shall not exceed the total specified in Section 5.1, as adjusted pursuant to Section 5.3. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to Options generally, shall be subject to the following conditions:

(a)                                 Ten Percent (10%) Stockholders

A Participant must not, immediately before an Incentive Stock Option is granted to him or her, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary.  This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the option, determined at the time the option is granted, and (ii) the option is not exercisable more than five (5) years from the date the option is granted.

(b)                                 Annual Limitation

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as Nonqualified Options.  In applying the limitation in the preceding sentence in the case of multiple option grants, unless otherwise required by applicable law, options which were intended to be Incentive Stock Options shall be treated as Nonqualified Options according to the order in which they were granted such that the most recently granted options are first treated as Nonqualified Options.

(c)                                  Additional Terms

Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the option to be an Incentive Stock Option.

(d)                                 Notice of Disqualifying Disposition

If a Participant shall make any disposition of shares of Common Stock issued pursuant to an Inventive Stock Option under the circumstances described in Section 421(b) of the Code (relating to disqualifying distributions), the Participant shall notify the Company of such disposition within twenty days thereof.

6.3                               Terms of Options

Except as otherwise provided in Section 6.2, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

(a)                                 Option Price

The Option Price shall be determined by the Plan Administrator in any reasonable manner, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Option is granted;

provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 5.3 herein.

(b)                                 Duration of Options

Options shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall any Option (whether a Nonqualified Option or an Incentive Stock Option) be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c)                                  Exercise of Options

Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

(d)                                 Payment

The purchase price of shares purchased under Options shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering shares of Common Stock (either directly or through attestation) or directing the Company to withhold shares of Common Stock from the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Plan Administrator, or (e) by a combination of any of the permitted methods of payment. The Plan Administrator may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason. A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to the Participant.

(e)                                  Restrictions

The Plan Administrator shall determine and reflect in the Award Agreement, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder, including, without limitation, restrictions on the transferability of such shares acquired through the exercise of such options for such periods as the Plan Administrator may determine.  In addition, to the extent permitted by applicable laws and regulations, the Plan Administrator may require that a Participant who wants to effectuate a “cashless” exercise of options be required to sell the shares of Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise.

(f)                                   Nontransferability of Options

Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution.  Notwithstanding the foregoing and only as provided by the Plan Administrator or the Company, as applicable, Nonqualified Options may be transferred without consideration to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a “Permitted Transferee”).  A transfer of an option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company’s record of outstanding options.  In the event an option is transferred as contemplated hereby, the option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution.  A transferred option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place.  As used herein, “immediate family” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships.  In the event of exercise of a transferred option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate or the Permitted Transferee, in the reasonable discretion of the Company.

In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may, in its sole discretion, permit a recipient of a Nonqualified Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death.  Except as otherwise provided for herein, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such option, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected options held by such Participant shall be immediately forfeited.

(g)                                  No Repricing or Cashout

The Plan Administrator shall have no authority to make any adjustment (other than in connection with a Change in Capitalization or Change in Control in which an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.  In addition, the Plan Administrator is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company’s trading price on the proposed date of purchase without shareholder approval.

SECTION 7  STOCK APPRECIATION RIGHTS

7.1                               Grant of Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants in such number, and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company or its Subsidiaries, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan.  The Plan Administrator may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Stock Appreciation Right or within the control of others.  The granting of a Stock Appreciation Right shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such a Stock Appreciation Right to a particular Participant at a particular price.  A Stock Appreciation Right may be granted freestanding or in tandem or in combination with any other Award under the Plan.  The grant price of a freestanding Stock Appreciation Right shall at least equal the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, and the grant price of a tandem Stock Appreciation Right shall equal the Option Price of the related option; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 5.3 herein.

7.2                               Exercise of Stock Appreciation Rights

A Stock Appreciation Right may be exercised upon such terms and conditions and for a term such as the Plan Administrator shall determine; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant.  Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the price fixed at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant) times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.  At the discretion of the Plan Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

7.3                               Special Provisions Applicable to Stock Appreciation Rights

Stock Appreciation Rights are subject to the following restrictions:

(a)                                 A Stock Appreciation Right granted in tandem with any other Award under the Plan shall be exercisable at such time or times as the Award to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine.

(b)                                 The right of a Participant to exercise a Stock Appreciation Right granted in tandem with any other Award under the Plan shall be canceled if and to the extent the related Award is exercised or canceled.  To the extent that a Stock Appreciation Right is exercised, the related Award shall be deemed to have been surrendered unexercised and canceled.

(c)                                  A holder of Stock Appreciation Rights shall have none of the rights of a stockholder until shares of Common Stock, if any, are issued to such holder pursuant to such holder’s exercise of such rights.

(d)                                 The acquisition of Common Stock pursuant to the exercise of a Stock Appreciation Right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of an option, as set forth in Section 6.3.

(e)                                  Except as may otherwise be permitted by the Plan Administrator, Stock Appreciation Rights granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution.

(f)                                   The Plan Administrator shall have no authority to make any adjustment (other than in connection with a Change in Capitalization or Change in Control in which an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the grant price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.  In addition, the Plan Administrator is not permitted to purchase for cash previously granted Stock Appreciation Rights with a grant price that is greater than the Company’s trading price on the proposed date of purchase without shareholder approval.

SECTION 8  PERFORMANCE SHARES AND PERFORMANCE UNITS

8.1                               Grant of Performance Shares and Performance Units

Subject to the limitations in Section 5.2, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as the Plan Administrator shall determine.  The Plan Administrator shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant and the terms and conditions thereof, taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or its Subsidiaries, and such other factors as the Plan Administrator shall deem appropriate.  Performance Shares and Performance Units may be granted alone or in combination with any other Award under the Plan. Notwithstanding the above, no dividends or dividend equivalents shall be payable on unvested Performance Shares or unvested Performance Units (provided that dividends or dividend equivalents may accrue on such unvested awards and be paid to the extent the shares vest).

8.2                               Value of Performance Shares and Performance Units

The Plan Administrator shall set Performance Goals over Performance Periods.  Prior to each grant of Performance Shares or Performance Units, the Plan Administrator shall establish an initial number of shares of Common Stock for each Performance Share and an initial value for each Performance Unit granted to each Participant for that Performance Period.  Prior to each grant of Performance Shares or Performance Units, the Plan Administrator also shall set the Performance Goals that will be used to determine the extent to which the Participant receives the number of shares of Common Stock for the Performance Shares or payment of the value of the Performance Units awarded for such Performance Period.  With respect to each such Performance Goal utilized during a Performance Period, the Plan Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the number of Performance Shares or value of Performance Units awarded.

8.3                               Payment of Performance Shares and Performance Units

After a Performance Period has ended, the holder of a Performance Share or Performance Unit shall be entitled to receive the value thereof as determined by the Plan Administrator.  The Plan Administrator shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met.  The Plan Administrator shall then determine the applicable percentage or other relative value to be applied to, and will apply such percentage or other relative value to, the number of Performance Shares or value of Performance Units to determine the payout to be received by the Participant.  In addition, with respect to Performance Shares and Performance Units granted to each Participant, no payout shall be made hereunder except upon written certification by the Plan Administrator that the applicable Performance Goals have been satisfied to a particular extent.

8.4                               Form and Timing of Payment

The payment described in Section 8.3 shall be made in shares of Common Stock, or in cash, or partly in shares of Common Stock and partly in cash, at the discretion of the Plan Administrator and set forth in the Award Agreement.  The value of any fractional shares shall be paid in cash.  Payment shall be made in a lump sum or installments as prescribed by the Plan Administrator and set forth in the Award Agreement; provided that each Award Agreement shall comply with the timing of payment requirements set forth in Section 409A of the Code.  If a number of shares of Common Stock is to be converted into an amount of cash on any date, or if an amount of cash is to be converted into a number of shares of Common Stock on any date, such conversion shall be done at the then-current Fair Market Value of the Common Stock on such date.

8.5                               Nontransferability of Performance Shares and Performance Units

Except as otherwise provided by the Plan Administrator, Performance Shares and Performance Units granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation or law or otherwise) other than by will or by the applicable laws of descent and distribution.

SECTION 9  RESTRICTED STOCK

9.1                               Grant of Restricted Stock

Subject to the limitations in Section 5.2, Restricted Stock may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or its Subsidiaries, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan.  The Plan Administrator may grant Restricted Stock or provide for the grant of Restricted Stock, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

9.2                               Restriction Period

During the Restriction Period, the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient.  In the event of any attempt by the Participant to sell, exchange, transfer, pledge or otherwise dispose of Restricted Stock in violation of the terms of the Plan without the Company’s prior written consent, such Restricted Stock shall be forfeited to the Company.  During the Restriction Period, the Plan Administrator shall evidence the restrictions on the shares of Restricted Stock in such a manner as it determines is appropriate (including, without limitation, by means of appropriate stop-transfer orders on shares of Restricted Stock credited to book-entry accounts).

9.3                               Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock granted pursuant to the Plan as it may deem advisable, including Performance Goals or other performance measures.

9.4                               Voting Rights; Dividends and Other Distributions

Unless otherwise determined by the Plan Administrator and set forth in a Participant’s Award Agreement, each Participant who receives a grant of Restricted Stock shall have all the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares of Restricted Stock; provided, however, that no Participant awarded Restricted Stock shall have any right as a stockholder with respect to any shares subject to the Participant’s Restricted Stock grant prior to the establishment of a book-entry account for such shares.

9.5                               Removal of Restrictions

Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Restriction Period applicable thereto, subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 17.8.  Any fractional shares subject to such Restricted Stock shall be paid to the Participant in cash.

SECTION 10  RESTRICTED STOCK UNITS

10.1                        Grant of Restricted Stock Units

Subject to the limitations in Section 5.2, Restricted Stock Units may be granted to eligible employees in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or its Subsidiaries, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan.  The Plan Administrator may grant Restricted Stock Units or provide for the grant of Restricted Stock Units, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

10.2                        Restriction Period

During the Restriction Period, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient.  In the event of any attempt by the Participant to sell, exchange, transfer, pledge or otherwise dispose of Restricted Stock Units in violation of the terms of the Plan without the Company’s prior written consent, such Restricted Stock Units shall be forfeited to the Company.

10.3                        Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable.  A Participant receiving a grant of Restricted Stock Units shall not be recorded as a stockholder of the Company and shall not acquire any rights of a stockholder unless or until the Participant is issued shares of Common Stock in settlement of such Restricted Stock Units.

10.4                        Dividend Equivalents

The Plan Administrator may provide that Restricted Stock Units awarded under the Plan shall be entitled to an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the dividend payment dates occurring during the period between the date on which the Restricted Stock Units are granted to the Participant and the date on which such Restricted Stock Units are settled, cancelled, forfeited, waived, surrendered or terminated under the Plan.  Such paid amounts called “dividend equivalents” shall be (i) paid in cash or Common Stock or (ii) credited to the Participant as additional Restricted Stock Units, or any combination thereof, as the Plan Administrator shall determine.  Unless otherwise determined by the Plan Administrator, dividend equivalents shall vest at such time as the Restricted Stock Unit to which it relates vests.

10.5                        Issuance of Shares; Settlement of Awards

When the restrictions imposed by Section 10.2 expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested, or any combination thereof, as the Plan Administrator shall determine.  The payment hereunder shall comply with the timing of payment requirements set forth in Section 409A of the Code, including, but not limited to the timing of payments to “specified employees” as defined in Section 409A(a)(2)(B)(i) of the Code.  The delivery of shares pursuant to this Section 10.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 17.8.  Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash.

SECTION 11  INCENTIVE AWARDS

11.1                        Incentive Awards

Prior to the beginning of each Performance Period, or not later than 90 days following the commencement of the relevant fiscal year, the Plan Administrator shall establish Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period.  The Performance Goals or other performance measures may be based on any combination of corporate and business unit Performance Goals or other performance measures.  The Plan Administrator may also establish one or more Company-wide Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period.  Such Performance Goals or other performance measures may include a threshold level of performance below which no Incentive Award shall be earned, target levels of performance at which specific Incentive Awards will be earned, and a maximum level of performance at which the maximum level of Incentive Awards will be earned.  Each Incentive Award shall specify the amount of cash and the amount of any other Awards subject to such Incentive Award.

11.2                        Performance Goal Certification

An Incentive Award shall become payable to the extent provided herein in the event that the Plan Administrator certifies in writing prior to payment of the Incentive Award that the Performance Goals or other performance measures selected for a particular Performance Period have been attained.

11.3                        Discretion to Reduce Awards; Participant’s Performance

The Plan Administrator, in its sole and absolute discretion, prior to a Change in Control, may reduce the amount of any Incentive Award otherwise payable to a Participant upon attainment of any Performance Goal or other performance measure for the applicable Performance Period.  A Participant’s individual performance must be satisfactory, regardless of the Company’s performance and the attainment of Performance Goals or other performance measures, before he or she may be paid an Incentive Award.  In evaluating a Participant’s performance, the Plan Administrator shall consider the Performance Goals or other performance measures, the Participant’s responsibilities and accomplishments, and such other factors as it deems appropriate.

11.4                        Required Payment of Incentive Awards

The Plan Administrator shall make a determination within thirty (30) days after the information that is necessary to make such a determination is available for a particular Performance Period whether the Performance Goals or other performance measures for the Performance Period have been achieved and the amount of the Incentive Award for each Participant.  The Plan Administrator shall certify the foregoing determinations in writing.  In the absence of an election by the Participant pursuant to Section 11.5, the Incentive Award shall be paid not later than December 31 of the calendar year in which the foregoing determinations have been made; provided, however, that in the event a Participant’s employment agreement provides for the payment of the Incentive Award prior to such date, then such Incentive Award shall be paid not later than the date specified under such employment agreement.  Participants shall receive their Incentive Awards in any combination of cash and/or other Awards under the Plan as determined by the Plan Administrator.  The payment hereunder shall comply with the timing of payment requirements set forth in Section 409A of the Code.

11.5                        Nontransferability of Incentive Awards

Except as otherwise determined by the Plan Administrator, Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

SECTION 12  CASH AWARDS AND OTHER STOCK-BASED AWARDS

12.1                        Grant of Cash Awards

Subject to the terms and provisions of this Plan, the Plan Administrator, at any time and from time to time, may grant cash awards to Participants in such amounts and upon such terms, including the achievement of specific performance criteria, as the Plan Administrator may determine (each, a “Cash Award”).

12.2                        Other Stock-Based Awards

The Plan Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock, including shares subject to mandatory deferral requirements) in such amounts and subject to such terms and conditions, as the Plan Administrator shall determine (each, an “Other Stock-Based Award”).  Such Other Stock-Based Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

12.3                        Value of Cash Awards and Other Stock-Based Awards

Each Cash Award granted pursuant to this Section 12 shall specify a payment amount or payment range as determined by the Plan Administrator.  Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Plan Administrator.  The Plan Administrator may establish performance criteria applicable to such awards in its discretion.  If the Plan Administrator exercises its discretion to establish performance criteria, the number and/or value of such cash awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

12.4                        Payment of Cash Awards and Other Stock-Based Awards

Payment, if any, with respect to a Cash Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Plan Administrator determines.  The value of any fractional shares shall be paid in cash.  The payment hereunder shall comply with the timing of payment requirements set forth in Section 409A of the Code.

12.5                        Transferability of Cash Awards and Other Stock-Based Awards

Except as otherwise determined by the Plan Administrator, neither Cash Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

SECTION 13  TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP

The Award Agreement applicable to each Award shall set forth the effect of a termination of the Participant’s employment, service or directorship upon such Award; provided, however, that, unless explicitly set forth otherwise in an Award Agreement or as determined by the Plan Administrator, all of a Participant’s unvested and/or unexercisable Awards shall automatically be forfeited upon termination of the Participant’s employment, service or directorship for any reason, and, as to Awards consisting of Options or Stock Appreciation Rights, the Participant shall be permitted to exercise the vested portion of the Option or Stock Appreciation Right for three months following termination of his or her employment, service or directorship.  Provisions relating to the effect of a termination of employment, service or directorship upon an Award shall be determined in the sole discretion of the Plan Administrator and need not be uniform among all Awards or among all Participants.  Unless the Plan Administrator determines otherwise, the transfer of employment of a Participant as between the Company and its Subsidiaries shall not constitute a termination of employment.

SECTION 14  EFFECT OF A CHANGE IN CONTROL

Except as otherwise provided in an Award Agreement, in the event of a Participant’s termination of employment (i) by his or her Employer without Cause or (ii) if Section 2.19 is applicable to the Participant, by the Participant for Good Reason, in each case within two years following a Change in Control:

(a)                                 all options and Stock Appreciation Rights then held by the Participant shall become fully vested and exercisable;

(b)                                 the Restriction Periods applicable to all shares of Restricted Stock and all Restricted Stock Units then held by the Participant shall immediately lapse;

(c)                                  the performance periods applicable to any Performance Shares, Performance Units and Incentive Awards that have not ended shall end and such Awards shall become vested and payable in an amount equal to the target amount thereof (assuming achievement of target levels by both Participants and the Company) within thirty days following such termination; and

(d)                                 any restrictions applicable to Cash Awards and Other Stock-Based Awards shall immediately lapse and, to the extent permissible under Section 409A of the Code, if applicable, become payable within ten days following such termination.

For avoidance of doubt, the default provisions specified above shall apply to Participants who are Employees.  The treatment of outstanding Awards following a Change in Control held by Participants who are Consultants or Directors shall be determined by the Plan Administrator, in its sole and absolute discretion.

To the extent that the successor entity does not assume, continue or substitute for outstanding Awards, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Change in Control shall become fully vested and exercisable as of the effective time of the Change in Control, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Change in Control, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Change in Control in the Plan Administrator’s discretion.

SECTION 15  REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any shares of Common Stock under the Plan prior to:

(a)                                 obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

(b)                                 listing of such shares on any stock exchange on which the Common Stock may then be listed; and

(c)                                  completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions.  The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable.  In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company.

SECTION 16   TERM OF PLAN

The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 19, until all shares of Common Stock subject to it shall have been purchased or acquired according to the provisions herein.  However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.  After this Plan is terminated, no future Awards may be granted pursuant to the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

SECTION 17   GENERAL PROVISIONS

17.1                        Forfeiture Events

The Plan Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, without limitation, termination of employment for Cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any of its affiliates or Subsidiaries.

17.2                        Continued Service

Nothing in the Plan shall:

(a)                           interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

(b)                           confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor

(c)                            confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.

No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

17.3                        Other Compensation

Unless determined otherwise by the Plan Administrator or required by contractual obligations, the grant, vesting or payment of Awards under the Plan shall not be considered as part of a Participant’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the

Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

17.4                        Nontransferability

Unless otherwise provided in the Plan, the right of a Participant to the payment of any Award under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

17.5                        Unfunded Obligations

Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations.  Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation.  Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company.  Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company or its Subsidiaries whatsoever.

17.6                        Beneficiaries

The designation of a Beneficiary shall be on a form provided by the Company, executed by the Participant (with the consent of the Participant’s spouse, if required by the Company for reasons of community property or otherwise), and delivered to a designated representative the Company.  A Participant may change his or her Beneficiary designation at any time.  If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate.  Notwithstanding the foregoing, however, a Participant’s Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 17.6.

17.7                        Governing Law

The Plan shall be construed and governed in accordance with the laws of the State of Texas.

17.8                        Satisfaction of Tax Obligations

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Plan Administrator may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, shares of Common Stock having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts.

A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan prior to the Participant’s (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or (iii) disposing of any shares of Common Stock issued under the Plan.

17.9                        Section 83(b) Elections

No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion. If, with the consent of the Company, a Participant makes an election under Section 83(b) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

17.10                 Participants in Foreign Jurisdictions

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.11                 Company Policies

All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted.

SECTION 18  COMPLIANCE WITH RULE 16b-3, SECTION 162(m)

AND SECTION 409A

18.1                        Rule 16b-3 of the Exchange Act and Section 162(m) of the Code

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with the rules of any exchange on which the shares of Common Stock are traded and with Rule 16b-3.  In addition, it is the Company’s intention that, as to Covered Employees, unless otherwise indicated in an Award Agreement, stock options, Stock Appreciation Rights, Performance Shares, Performance Units and Incentive Awards shall qualify as performance-based compensation under Section 162(m).  If any Plan provision is determined not to be in compliance with the foregoing intentions, that provision shall be deemed modified as necessary to meet the requirements of any such exchange, Rule 16b-3 and Section 162(m).

18.2                        Section 409A of the Code

The Plan is intended to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder.

a)                                     The Plan Administrator may, to the extent permitted by applicable law, including, but not limited to Section 409A of the Code, permit Participants to defer Awards under the Plan.  Any such deferrals shall be subject to such terms, conditions and procedures that the Plan Administrator may establish from time to time in its sole discretion.

(b)                                 The terms and conditions governing any Awards that the Plan Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto, shall be set forth in the applicable Award Agreement or, if applicable, under the terms of any separate plan document, and shall comply in all respects with Section 409A of the Code.

(c)                                  Notwithstanding this or any other provision of the Plan to the contrary, the Board of Directors and the Plan Administrator may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A of the Code and any guidance issued thereunder, which amendment may be retroactive to the extent permitted by Section 409A of the Code.  Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.

SECTION 19  AMENDMENT, TERMINATION OR DISCONTINUANCE

OF THE PLAN

19.1                        Amendment of Plan

The Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, without limitation, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 15; provided, however, that (i) to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required, and (ii) no change in any Award previously granted under the Plan may be made without the consent of the Participant if such change would materially impair the right of the Participant under the Award to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

19.2                        Termination or Suspension of Plan

The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of Common Stock or rights which are not at that time subject to any Award outstanding under the Plan.